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Exhibit 99.1

"Regular" Distribution Period: May 15, 2002 to April 15, 2003 "Actual" Distribution Period: May 15, 2002 to April 15, 2003	Yamaha Motor Master Trust Aggregate Servicer's Report	Annual Collection Period: April 1, 2002 to March 31, 2003
(i).	Aggregate Pool Balance
	Aggregate Pool Balance as of the beginning of the twelve Preceding Collection Periods		773,485,635.00
	Collections other than finance charges, cash Adjustment Payments:
	As reported and filed in the Monthly Servicer's Certificates	2,252,552,951.00
	Exception noted with respect to the Monthly Servicer's Certificate for the Collection Period ended January 31, 2003	(41,279.00)

	Collections other than finance charges, cash Adjustment Payments:		2,252,511,672.00
	Other Reductions to Pool Balance		19,186,767.00
	Additional Receivables		2,384,813,323.01

	Aggregate Pool Balance as of the end of the twelve Preceding Collection Periods		886,600,519.01

(ii).	Aggregate Trust Collections
	Collections other than finance charges, cash Adjustment Payments		2,252,511,672.00
	Yield Collections		128,369,912.00

	Principal Collections		2,124,141,760.00

(iii)	Total Amount Distributed to Investors

		Series 1999-1	Series 2000-1	Series 1998-1	Aggregate
	Class A amount distributed to Investors	3,817,962.62	3,281,695.54	197,506,577.31	204,606,235.47
	Class B amount distributed to Investors	300,654.37	283,827.76	25,720,504.27	26,304,986.40
	Class C amount distributed to Investors	425,929.68	402,089.33	—	828,019.01
(iv)	Total Principal Distributed to Investors

		Series 1999-1	Series 2000-1	Series 1998-1	Aggregate
	Class A amount distributed to Investors	0.00	0.00	196,000,000.00	196,000,000.00
	Class B amount distributed to Investors	0.00	0.00	25,468,926.56	25,468,926.56
	Class C amountdistributed to Investors	0.00	0.00	—	0.00
	Class A amount funded by Investors	0.00	0.00	(190,500,000.00)	(190,500,000.00)
	Class B amount funded by Investors	0.00	0.00	(24,754,237.29)	(24,754,237.29)
	Class C amount funded by Investors	0.00	0.00	—	0.00
	Total Principal Distributed to Investors	0.00	0.00	6,214,689.27	6,214,689.27
(v)	Total Interest Distributed to Investors

		Series 1999-1	Series 2000-1	Series 1998-1	Aggregate
	Class A amount distributed to Investors	3,817,962.62	3,281,695.54	1,506,577.31	8,606,235.47
	Class B amount distributed to Investors	300,654.37	283,827.76	251,577.72	836,059.85
	Class C amount distributed to Investors	425,929.68	402,089.33	—	828,019.01
	Total Interest Distributed to Investors	4,544,546.67	3,967,612.63	1,758,155.03	10,270,314.33
(vi)	Investor Default Amount Allocated during the period 4/1/02 through 3/31/03

		Series 1999-1	Series 2000-1	Series 1998-1	Aggregate
	Investor Default Amount	335,879.44	287,177.03	187,375.55	810,432.02
(vii)	Monthly Servicing Fee Paid during the period 4/1/02 through 3/31/03

		Series 1999-1	Series 2000-1	Series 1998-1	Aggregate
		4,678,360.82	4,000,000.00	2,156,569.73	10,834,930.55

(viii)	Invested Amount as of 3/31/02

		Series 1999-1	Series 2000-1	Series 1998-1	Aggregate
	Class A Invested Amount	200,000,000.00	171,000,000.00	175,500,000.00	546,500,000.00
	Class B Invested Amount	14,035,000.00	12,000,000.00	22,805,084.75	48,840,084.75
	Class C Invested Amount	19,883,041.00	17,000,000.00	—	36,883,041.00
	Aggregate Invested Amount	233,918,041.00	200,000,000.00	198,305,084.75	632,223,125.75
					0.00
	Class A Principal Funding Account or Capitalized Interest Account (series 1998-A)	0.00	0.00	1,166,667.00	1,166,667.00
					0.00
	Adjusted Invested Amount	233,918,041.00	200,000,000.00	197,138,417.75	631,056,458.75
(ix)	Invested Amount as of 3/31/03

		Series 1999-1	Series 2000-1	Series 1998-1	Aggregate
	Class A Invested Amount	200,000,000.00	171,000,000.00	170,000,000.00	541,000,000.00
	Class B Invested Amount	14,035,000.00	12,000,000.00	22,090,395.48	48,125,395.48
	Class C Invested Amount	19,883,041.00	17,000,000.00	—	36,883,041.00
	Aggregate Invested Amount	233,918,041.00	200,000,000.00	192,090,395.48	626,008,436.48
	Class A Principal Funding Account or Capitalized Interest Account (series 1998-A)	0.00	0.00	1,166,667.00	1,166,667.00
	Adjusted Invested Amount	233,918,041.00	200,000,000.00	190,923,728.48	624,841,769.48
(x).	Series Factor as of 3/31/02 and 3/31/03

		Series 1999-1	Series 2000-1	Series 1998-1
	Class A Pool Factor	1.000000	1.000000	—
	Class B Pool Factor	1.000000	1.000000	—
	Class C Pool Factor	1.000000	1.000000	—
(xi)	Yield Factor applicable with Respect to all Collection Periods	1.50%
(xii)	Aggregate Collections of Receivables Comprised of Interest, Fees and Service Charges collected from Dealers	30,458,483.62
(xiii).	Early Amortization Event ?
	Series 1998-1	NO
	Series 1999-1	NO
	Series 2000-1	NO
(xiv).	Dealers with Receivables exceeding 1% of the Pool Balance as of 3/31/02 and 3/31/03	0.00
NAME:	/s/ TAKUYA WATANABE
TITLE:	Senior Vice President & Secretary/Treasurer

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  Exhibit 99.1